Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (File No. 333-176131, No. 333-220189) and Form S-8 (File No. 333-183027, No. 333-176130, No. 333-151529, No. 333-134612, No. 333-211838, and No. 333-225444) of BlueLinx Holdings Inc. of our report dated May 30, 2018 relating to the financial statements of Cedar Creek Holdings, Inc. and its subsidiaries, which appears in this Current Report on Form 8-K/A.
/s/ PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma
June 29, 2018